CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Form 8-K/A (the “Current Report”) of MeNetwork, Inc. (the “Company”), dated the date hereof, of our report dated October 10, 2013 relating to the financial statements of MeNetwork, Inc. for the years ended December 31, 2012 and 2011, appearing in the Current Report.

/s/ L.L. Bradford & Company

L.L. Bradford & Company

October 10, 2013

Las Vegas, Nevada

702-735-5030 ● 8880 West Sunset Road, Third Floor, Las Vegas NV 89148 ● www.llbradford.com